Exhibit 3-8
Page 1 of 5


                     STATE OF KANSAS
                                                [SEAL: STATE OF KANSAS]

                      OFFICE OF
                     SECRETARY OF STATE
                       RON THORNBURGH


To all to whom these presents shall come, Greetings:

I, Ron Thornburgh, Secretary of State of the State of Kansas, do hereby certify that the attached is a true and correct copy of an original on file and of record in this office.

                                         [SEAL: PAT KETTLER, REGISTER OF DEEDS
                                             APRIL 18, 1995]

                              In testimony whereof:

                              I hereto set my hand and cause to
                              be affixed my official seal. Done
                              at the City of Topeka on the
                              date below:

                                          Apr 12, 1995

   [SEAL: SECRETARY OF STATE
           STATE OF KANSAS]

                                          RON THORNBURGH
                                          SECRETARY OF STATE

Exhibit 3-8
Page 2 of 5

      CERTIFICATE OF AMENDMENT TO ARTICLES OFINCORPORATION

                              OF

                      HIGH PLAINS CORPORATION

We, Stanley E. LArson, President, and Hale Thompson Ritchie II, Secretary, of High Plains Corporation, a corporation and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Board of Directors of the Corporation the board adopted a resolution setting forth the following amendments to the Fourth Article of the Articles of Incorporation and declared its advisability, to-wit:

FOURTH: The total number of shares which the Corporation may issue shall be fifty-five million (55,000,000) comprised of:

(a)	Fifty million (50,000,000) shares of Common Stock, par value
    $.10 per share; and

(b)	Five million (5,000,000) shares of Preferred Stock, no par
    value per share.

Authority is expressly granted to the Board of Directors of this Corporation to fix by resolution or resolutions thereof any voting powers, designations, preferences, rights, qualifications, limitations, or restrictions of any class or of any series of these preferred shares which are not in conflict with the provisions hereof.

     We further certify that thereafter, pursuant to the resolution and in accordance with the bylaws of the Corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendment.

     We further certify that at the meeting a majority of the stockholders entitled to vote voted in favor of the proposed amendment.

     We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

In Witness Whereof, we have hereunto set our hands and affixed the seal of the corporation this 22 day of November, 1994.


                                  Stanley E. Larson, President


                                  Hale Thompson Ritchie II, Secretary

Exhibit 3-8
Page 3 of 5

STATE OF KANSAS
                      )ss.
COUNTY OF SEDGWICK    )


    Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Stanley E. Larson, President, and Hale Thompson Ritchie II, Secretary, of the Corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate and duly acknowledged its execution of the same this 7 day of December, 1994.


     [SEAL: DIANA L. VERBLE
            NOTARY PUBLIC
            STATE OF KANSAS]
                                              Diana L. Verble
                                              Notary Public


My appointment or commission expires:

     4/8/98

Exhibit 3-8
Page 4 of 5


                     STATEMENT OF UNANIMOUS CONSENT
                      TO ACTION TAKEN IN LlEU OF A
                SPECIAL MEETING OF THE BOARD OF DIRECTORS
                                   OF
                        HIGH PLAINS CORPORATION

    In lieu of a special meeting of the Board of Directors of High Plains Corporation, a Kansas corporation, the undersigned, being all of the directors of the Corporation, do hereby consent to the adoption of, and do hereby adopt, the following resolution.

    BE IT RESOLVED, by the Board of Directors of High Plains
Corporation, that it is necessary and advisable that Article
FOURTH of the Articles of Incorporation by amended so as to read as follows:

FOURTH: The total number of shares which this Corporation may issue shall be fifty-five million (55,000,000) composed of:

(a) Fifty million (50,000,000) shares of Common Stock, par value $.10 per share; and

(b) Five million (5,000,000) shares of Preferred Stock, no par value per share; and

Authority is expressly granted to the Board of Directors of this Corporation to fix by resolution or resolutions thereof any voting powers, designations, preferences, rights, qualifications, limitations or restrictions of any class or of any series of these preferred shares which are not in conflict with the provisions herein.

BE IT FURTHER RESOLVED, that such amendment to the Articles of Incorporation be submitted to the annual meeting of stockholders of the Corporation to be held on November 18, 1994 at the principal office of the Corporation, or at such other designated location, as deemed necessary, and that the Secretary be instructed to give notice to all stockholders in the manner provided in the By-laws.

Dated: 11/22, 1994


                                        Stanley E. Larson


                                        Hale Thompson Ritchie II


                                        Daniel O. Skolness

Exhibit 3-8
Page 5 of 5

                                         Roger D. Skaer



                                         Donald M. Wright



                                         Jack F. Chivers